Exhibit 99.1



                              For Immediate Release

      Contact:Annmarie Gordon (860) 645-7878/email: agordon@scanoptics.com
             Susan Lucek (860) 645-7878/email: slucek@scanoptics.com

                   Scan-Optics Announces First Quarter Profit


       Manchester, CT - May 7, 2003 - Scan-Optics, Inc. (OTC BB: SOCR), a technological leader in information capture and customer service solutions for government, insurance, order fulfillment, proxy, health claims, test scoring and other paper-intensive businesses, today announced financial results for the first quarter of 2003.
       For the first quarter ended March 31, 2003, total revenues were $8.1 million, compared to $7.8 million in the 2002 first quarter, an increase of 4%. The Company reported net income for the quarter of $196,000, or $.03 per diluted share, compared to net income of $166,000, or $.02 per diluted share, for the same period in 2002.
       In discussing the results, James C. Mavel, Chairman, Chief Executive Officer and President, stated, "We are very pleased to report that the financial results for the first quarter continue our trend of profitability. Our 18% improvement in net income from the first quarter of 2002 was the result of revenue growth of 4% in the quarter combined with the diligent control of our expenses. The increase in demand for our products was achieved in spite of the lethargic domestic economy. Expense reductions can be attributed to the continuous improvement programs fostered by our commitment to the ISO9001 quality process. Even with these satisfying first quarter results, however, we remain cautious as we face uncertain and potentially difficult market conditions."
       "A significant portion of our revenue was derived from the public sector as state and federal government agencies attempt to resolve their financial and fiscal problems with more efficient and productive work processes that Scan-Optics has a long and proud history of providing."
       "We recently announced the promotion of Michael Villano to Chief Operating Officer, a move that will allow Michael to focus on the execution of our 2003 business plan while allowing me to pursue initiatives announced in earlier releases in the area of Business Process Outsourcing (BPO), Enterprise Maintenance, Data Preservation and other services oriented opportunities. Please contact Annmarie Gordon at agordon@scanoptics.com or Susan Lucek at slucek@scanoptics.com for more information."
                                   -- more --

First Quarter Results
Page two


         Scan-Optics, Inc., with headquarters in Manchester, Connecticut, is recognized internationally as an innovator and solution provider in the information management and imaging business. It designs, manufactures and services products and systems for character recognition, image processing and display, data capture, data entry, and multi-user business computers. Scan-Optics systems and software are marketed worldwide to commercial and government customers directly and through distributors. Through its Manufacturing Services Division, Scan-Optics also provides contract manufacturing services to customers, outsourcing the manufacturing of complex, electro-mechanical assemblies. The Company has sales and service offices located throughout the United States and abroad. Additional information is available at www.scanoptics.com.
         Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" made under safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are changes in general economic and business conditions in the United States and foreign markets, which impact capital investments by customers, the cyclical nature of funding within federal and state government agencies, further adverse changes in the Company's banking, lending and financing relationship, insufficient cash resources, increased competition from similar products, the implementation of other technologies which may provide alternative solutions, ability to complete projects in a timely manner, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

First Quarter Results
Page three


SCAN-OPTICS, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                                 Three Months Ended
                                                                                      March 31
(thousands, except share data)                                                2003                2002
-----------------------------------------------------------------------------------------------------------------

Revenues
  Hardware and software                                               $            4,222  $            3,407
  Professional services                                                            1,384               1,626
  Access services                                                                  2,504               2,791
                                                                        -------------------------------------
    Total revenues                                                                 8,110               7,824

Costs of Revenue
  Hardware and software                                                            2,628               2,084
  Professional services                                                              768                 686
  Access services                                                                  2,131               2,295
                                                                        -------------------------------------
    Total costs of revenue                                                         5,527               5,065

Gross Margin                                                                       2,583               2,759

Operating Expenses
  Sales and marketing                                                                928                 850
  Research and development                                                           339                 559
  General and administrative                                                         928                 952
  Interest                                                                           199                 218
                                                                     ----------------------------------------
    Total operating expenses                                                       2,394               2,579
                                                                     ----------------------------------------

Operating income                                                                     189                 180

Other income, net                                                                     17                   6
                                                                     ----------------------------------------

Income before income taxes                                                           206                 186

  Income tax expense                                                                  10                  20
                                                                     ----------------------------------------

Net Income                                                            $              196  $              166
                                                                     ========================================

Basic earnings per share                                              $             0.03  $             0.02
                                                                     ========================================

Basic weighted-average shares                                                  7,026,732           7,026,232

Diluted earnings per share                                            $             0.03  $             0.02
                                                                     ========================================

Diluted weighted-average shares                                                7,162,754           7,407,136
                                                         ####